REVISED

基智策略有限公司
SUPERIOR STRATEGY COMPANY LIMITED

CR2008/30/08/2007

Office Unit of Business Centre / Secretarial Services Contractual Licence Agreement

Date : 30-Aug-07

Licensee's Copy

The below-mentioned Party B (Licensee) accepts this offer to licence from Party A (Superior Strategy Company Limited) the following premises, subject to the Terms and Conditions specified on the reverse side.

A/C No. : WR11015

Contract No. : CR2008/30/08/2007

Contract Duration : 12 month(s) **Licence Duration :** 07-Sep-07 to 06-Sep-08

Licensee / Company Name and Address : CHINA TAILONG HOLDINGS CO LTD, UNIT 9-10 27/F SEAPOWER TOWER CONCORDIA PLAZA 1 SCIENE MUSEUM RD TST

Attn : MS LI HAIBO

Tel No. : - **Fax No. :** -

Mobile / Pager No. : 6528 9677

Email : chyu1099@tailong.net.cn

Payment Term:
1. Payment other than deposit is non-refundable.
2. Cheques should be crossed not negotiable account payee only to "Superior Strategy Business Centre (Causeway Bay Branch)", Shanghai Commercial Bank A/C No. 332-82065-550 and send to 20/F., Wellable Comm. Bldg., 513 Hennessy Rd., Causeway Bay, H. K.
3. For payment by Master or Visa Card, 2.2% service charge is required.
4. Receipt will be issued after payment.

ITEM	DESCRIPTION	UNIT PRICE	QTY.	AMOUNT (HK$)
Room 2008	Monthly Licence Fee	10,200.00	1	10,200.00
	Licence Deposit	8,500.00	1	8,500.00
Secretarial Service	Address registration, mail, parcel In-Out-Fax allocation, exclusive telephone line reception (inclusive of Room 2008 rental)	——	1	——
Desk, Pedestal, Chair	2 desk(s), 2 pedestal(s), and 2 chair(s) (inclusive of Room 2008 rental)	——	6	——
Room Key	Deposit	100.00	4	400.00
Desk & Pedestal Key	Deposit (HK$20 for each item)	20.00	2	40.00
Smart Card	Deposit	100.00	2	200.00
Desk, Pedestal, Chair	Additional rental	50.00	0	0.00
(If required)	Deposit	300.00	0	0.00
Air-Con. Remote Control	Deposit	800.00	1	800.00
			TOTAL AMOUNT:	20,140.00

REMARKS:

1. The business centre is a non-smoking area.
2. Party A shall let and permit Party B to use the Company Secretarial Service Package and Business Centre Office Unit 2008 at 20 Floor, Wellable Comm. Building, 513 Hennessy Rd., Causeway Bay, Hong Kong.
3. Party A provide a direct Telephone Number and a direct Fax Number to Party B as follows:
Tel. No.: (852) 3511 9061, 3511 9062, 3511 9063 Fax No.: (852) 3511 9261, 3511 9263
4. The "welcome speech" of the direct incoming call for Party B shall be (either Cantonese or English):
Cantonese (4 words in maximum): - English (2 words in maxium): CHINA TAILONG
4.1 Special Instruction: -
5. Join 10 months free the 11th and 12th month, only need to pay the average $8500 for each month within 12 months contract period.

SIGNATORY :

Authorized Signature(s)

For and on behalf of
CHINA TAILONG HOLDINGS COMPANY LIMITED
中國太龍集團(股份)有限公司

Party A (Licensor): Superior Strategy Company Limited

Party B (Licensee / Company Name): CHINA TAILONG HOLDINGS CO LTD

HKID / BR No.: 34986678-000-05-5

CHINA TAILONG HOLDINGS COMPANY LIMITED
中國太龍集團(股份)有限公司

Terms and Conditions

It is hereby agreed by and between Party A (Superior Strategy Company Limited) and Party B (Licensee) as follows:

1 Terms and Conditions:

1.1 You agree to remain as licensee of Parties A for the designated service plan throughout the minimum term. (if any) of this contract. For early termination of the contractual license agreement, all the license fee and secretarial service payments will not be refunded.

1.2 If the term of an old contract has not yet expired when you sign this agreement. The day following the expiration of the terms of the old contract. In such case, the remaining term of the old contract shall together with the minimum term of this contract constitute the term of this contract ("Prolonged Term").

1.3 During the Prolonged Term, if you suspend Party A's service or terminate this Agreement or terminate this agreement or if Party A terminate this Agreement in accordance with the terms & conditions (as hereinafter defined), you shall within 10 days thereof pay to us liquidated damages of a fixed amount and an amount equals to the remaining number of months(an uncompleted month shall be regarded as a full month) of the Prolonged Term multiplied by the monthly fixed charge payable by you for Party A as at the time of suspension or termination (as the case may be).

1.4 The Agreement will be automatically continued on a monthly basis after the expiry of the agreement unless Party A has received the written notice of cancellation from Party B before the expired date within the noticing period. In other circumstance the following conditions shall apply:- before the expiry of the licensing contract, Party B shall give Party A prior written notice respectively shown as follows: for 1-month contract, 2 weeks prior written notice is required; for 3-month contract, 30 days prior written notice is required; for 6-month contract, 60 days prior written notice is required; for 1-year contract, 60 days prior written notice is required. Otherwise, the license fee and secretarial service deposit will not be refunded so as to compensate for the loss of Party A.

1.5 After the contractual license agreement has expired and the licensed office unit handed over by Party B, the relevant deposit held by Party A will be returned to Party B after 15 days with no interest. Any charges incurred and any services that are unpaid at the time of the expiry or termination of the contractual license agreement will be deducted from the deposit. In no circumstances shall the deposit be used to pay for or offset license or any services. The deposit shall be absolutely forfeited to the Licensor as and for liquidated damages and not as penalty if the Licensee shall fail to perform of observe any of the terms and conditions herein contained.

1.6 Except the said office unit, Party B shall not use any other facilities and areas. Party B shall not sub let or permit other person or people to use the services at any circumstances.

1.7 Party B must pay the license and service charge in advance on or before the first day of the service period. Otherwise, after 5 days, an additional charge of 5% will be added and another 1% additional charge per day onwards. Party B agree and obey, all outstanding license and service charge for more than 15 days, it will be regarded as having surrendered the contractual license agreement and the secretarial services and Party A will disable all the service and prevent Party B from accessing and using the office unit and any services, and the deposit will be forfeited. Party A has the right to remove, retain, abandon or pledge all goods in Party B's licensed unit without any liability. All outstanding license and service charges and payment in lieu of notice will be deducted from the deposit and Party A has the right to claim for damages according to the terms and conditions describe in terms and conditions 1.3 listed above.

1.8 Party B is liable to remove all personal belongings, goods and furniture when moving out and hand over the office unit to Party A. Otherwise, Party A have the right to enter the said unit and remove all goods without court order accompanied by a third party witness. All reasonable costs will be borne by Party B.

1.9 Party B is responsible for the safe-keeping and proper custody of all his / her properties, goods, documents and belongings at his / her own costs as well as taking out proper insurance for all his / her properties, goods, documents and belongings. Party A is not liable for any theft, damage, loss or destruction, whatsoever caused to such properties, goods, documents and belongings.

1.10 You authorize us to charge your credit card at any time mentioned in the agreement (if any) (even after the Credit Card has expired) for any billable charges of the account specified herein. Any notice of cancellation of this authorization which you may give to us shall be at least 14 working days prior to the bill date.

2 Party A shall not in any circumstances be liable whatsoever to Party B or other person whomsoever.

2.1 In respect of any loss or damage to person or property sustained by Party B or any other person by or in any way owing to any defect in or breakdown of the lifts, escalators fire and security services equipment air-conditioning plant and other facilitates of the said building.

2.2 In respect of any loss or damage to person or property sustained by Party B or any other person by or in any way owing to any failure malfunction explosion or suspension of the electricity or water supply to the said building.

2.3 In respect of any loss or damage to person or property sustained by Party B or any other person by or in any way owing to any fire or the overflow or leaking of water from anywhere within the said building or the influx of rain water or sea water into the said building or the said premises or the activity of rats or the vermin in the said building.

3 Party A is not liable for any activities of Party B. Telephone Number(s), Fax Number(s) and company address as provided in the Package(s) can only be used in legal commercial activities, and it is forbidden to be used in any kind of illegal and / or dishonest activities.

3.1 Party A provides secretarial services to Party B. Party B must not hold Party A liable for any losses claimed to be caused by the standard and quality of service as provided.

3.2 Party B agrees not to keep pets in the premises.

3.3 Party B must not cook or preparing food generated by fire or heat or any other method in the premises.

3.4 The premises are only for commercial purpose, must not keep or store any unlawful goods.

3.5 Party B must not use or suffer or permit the said premises to be used for any unlawful or immoral purposes.

3.6 Party B must not post any directory board without Party A's written consent.

3.7 Without the written consent of Party A, Party B is not permitted to make any alteration in the said premises or remove any fixtures.

3.8 Smoking is absolutely prohibited by Party B and his/her visitor(s) in any area of the said business centre. Those who fail to comply will be subject to the penalty of forfeiture of all deposit and termination of the contractual license agreement immediately without any compensation or legal liabilities.

3.9 Not to do or permit or suffer to be produced any noise and vibration or do or permit to be done in or upon the said premises or any part thereof anything which may be or become nuisance annoyance or disturbance to the Party A or the Party B or occupiers of the Business Centre or the building.

3.10 Without Party A's written consent, Party B is not allowed to take photos or video in any area of the business centre.

3.11 To take all reasonable precautions to protect the interior of the premises from damage threatened by an approaching storm or typhoon.

3.12 To observe and to comply with the regulations or requirements stated in notices or announcements from time to time made or issued by the Licensor or its agents for the maintenance and management of the said building including the time and arrangements for operation the equipment lift lighting and the use of entrance and passage ways.

4 Party B shall be responsible for all the damage or action to the said premises and to the said building or any other part thereof caused by the Party B's agents invitees, permittees, persons, companies or firms taking delivery of or delivering goods and chattels from and at the said premises.

5 Party A has the right to terminate this contract if Party B is unlawful and other than commercial use of the premises. Party A has the right to request Party B move out immediate without any compensation.

6 During Monday to Friday at 9:00 a.m. to 8:00 p.m., Saturday at 9:00 a.m. to 4:00 p.m. and Sunday at 10:00 a.m. to 4:00 p.m., air-conditioning supply is complimentary. Additional charge of HK$ 100 per hour is required upon request for hour extension on Monday to Friday at 8:00 p.m. to 10:00 p.m., Saturday at 4:00 p.m. to 9:00 p.m. and Sunday at 4:00 a.m. to 8:00 p.m.. For hour extension initiated at 9:00 p.m. to 10:00 p.m. during weekdays, HK$ 200 in total is required.

7 The entire advance services charge and deposit must be cleared by Party B, otherwise the contract is void. Party A has the right to charge all necessary costs during the license period.

8 Should there be any controversy over the Contract, the ultimate interpretations should be drawn from the English version.

9 This contract shall be construed in accordance with the laws of Hong Kong and the parties shall submit to the non-exclusive jurisdiction of the courts of Hong Kong in the event of dispute.